Exhibit 99.1

Tempest Appoints Global Finance Leader Nancy Freda-Smith to Board of Directors

September 23, 2026

Accomplished finance and enterprise executive with over 20 years of global leadership in multinational and Fortune 500 companies

BRISBANE, Calif., Sept. 23, 2026 (GLOBE NEWSWIRE) -- Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing in vivo CAR-T therapies designed to reset dysfunctional immunity in cancer and autoimmune disease, today announced that Nancy Freda-Smith has been appointed to its board of directors and will serve as Chair of the Audit Committee.

“We are delighted to welcome Nancy to our board,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “As an experienced board director and C-suite executive who has both led and advised global Fortune 500 companies, Nancy brings deep expertise in corporate governance, global finance, enterprise risk management, and large-scale transformation. Her strategic and operational acumen, along with experience spearheading financial and governance frameworks to support corporate objectives, will bring significant value to Tempest.”

Ms. Freda-Smith is a seasoned public company board director and senior finance and audit executive with more than 30 years of experience advancing corporate governance, financial reporting, enterprise risk management, and regulatory compliance across global organizations. She most recently served as Chief Audit and Risk Officer at Ralph Lauren where she led internal audit, Sarbanes-Oxley Act compliance, enterprise risk management, asset protection, cybersecurity resilience, and global control transformation across operations spanning over 30 countries and more than $7 billion in revenue. Previously, she served as an Independent Director and Audit Committee Member of Chuy’s Holdings, providing oversight during its acquisition by Darden Restaurants, including M&A execution, cybersecurity response, SEC disclosure, and financial risk management. Earlier, as Managing Director at Deloitte & Touche LLP, Ms. Freda-Smith advised Fortune 500 companies on SEC reporting, capital markets transactions, complex U.S. GAAP and IFRS matters, and audit quality. Her clients included companies across the pharmaceutical and life sciences sector among other industries. She is a Certified Public Accountant and Certified Fraud Examiner. Ms. Freda-Smith also holds a Bachelor of Science in Accounting from Boston College.

Ms. Freda-Smith added, “Tempest’s science and its differentiated approach to in vivo CAR-T are genuinely compelling, and I’m encouraged by the company’s efforts to broaden its pipeline and strategic partnerships, creating additional avenues for value creation. I look forward to bringing rigorous financial oversight and governance discipline to the board as Tempest works to execute on this next chapter, and to supporting the team in pursuit of that potential.”

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company developing next-generation in vivo CAR-T therapies for cancer and autoimmune disease. Tempest’s lead product candidate, TPST-4003, combines a clinically supported dual-targeting CD19/BCMA CAR structure with an advanced CD7-targeting delivery system to support broad immune reset across multiple indications. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest, as well as assumptions made by, and information currently available to, management of Tempest. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: the potential applicability of Tempest’s platform and product candidates across autoimmune and oncology indications; and Tempest’s ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest’s current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest from time to time with the SEC. Except as required by applicable law, Tempest undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com